On April 26, 2000, NiSource made the following analyst presentation.

                          TEXT OF ANALYST PRESENTATION
                                 April 26, 2000

[NISOURCE LOGO]

                             [COLUMBIA ENERGY LOGO]

                      CREATING VALUE IN THE ENERGY CORRIDOR

                                 April 26, 2000

These materials contain forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations and financial performance. These statements involve risks and uncertainties inherent in business forecasts, and actual results could differ materially from those indicated in these statements. A number of these risks and uncertainties are discussed in NiSource/Columbia Form 10-Q Quarterly Report filed with the Securities and Exchange Commission.

CAPITALIZING ON THE ENERGY CORRIDOR. . .
================================================================================


   [Graph - Corridor Highlights]

   o 40% of US energy consumption
   o 30% of US population
   o 127,000 MW of new gas fired generation
   o 24 Bcf/d of new interstate gas pipeline capacity

        [Graph - Regional map of the United States depicting states which
       NiSource and Columbia serve in corridor, extending from New England through Illinois into Texas]

THE PREMIER COMPETITOR. . .
================================================================================


              [Graph - Map depicting certain operations of various
             NiSource and Columbia entities in the Energy Corridor]

BUILDING FOR TOMORROW. . .
================================================================================


   o    Broad platform to maximize opportunities

        --   4.1 million customers
        --   Gas distribution in 9 states
        --   Pipeline operations in 16 states

   o Skills to procure, deliver and risk manage the commodity around the assets

   [CHART]

          --------                  ------------             ----------
                                     Commodity
          Upstream                  Distribution             Downstream
          --------                  ------------             ----------

  o 19,000 Miles of Pipeline   o Regulated Utilities   o Energy Related Products

  o 700 Bcf of Gas Storage     o Customer Growth       o Cogeneration

  o Marketing Services                                 o Distributed Generation

  o Gas Optionality                                    o Commodity Conversion

  o Electric Optionality

CREATING VALUE. . .
==========================================================================


                   . . .With Lower Risk and Higher Returns

   o    Regulated Businesses

        --   Positive regulatory relationships
        --   Aggressive cost efficiencies
        --   Pursue incentive opportunities

   o    Related Diversification

        --   Leverage existing asset base into knowledge based businesses with high returns
        --   Integrating existing businesses into growth markets

   o    Creating New Business Opportunities in Growth Markets

        --   Asset Optionality
        --   Distributed Generation

   o    Maintain strong financial profile:  Solid investment grade ratings

THE RIGHT ASSETS MAKE ALL THE DIFFERENCE. . .
==========================================================================


                                  15% CAGR

      [Graph - Chart depicting projections of Net Income from 2001-2005 for Distributed Generation, Electric Optionality,
                     Gas Optionality and Base Business]

A GREAT TRANSACTION. . .
================================================================================


   o Current estimates are for over subscription of equity offering to a maximum of 30% - reducing initial leverage

   o    Asset sales

        --   Minimize equity needs or reduce leverage
        --   Identified over $1 BN of asset sales:  Expect at least $923 MM in after tax proceeds
        --   Likely that over $500 MM in asset sales will be completed by year-
             end 2000
        --   Sale program to be completed by June 30, 2001

   o    Dividend Policy

        --   Committed to maintaining current profile
        --   Dividend growth will continue to track net income growth

THE TRANSACTION STRUCTURE. . .
================================================================================


                 [Graph - Chart depicting transaction structure target debt ratings, debt and preferred stock]

REALIZABLE SYNERGIES. . .
================================================================================


   [CHART]

    (Dollars in Millions)

                             2001     2002     2003      2004     2005
                             ----     ----     ----      ----     ----

    DISTRIBUTION

       Revenue               $1.5      $7.7    $11.5     $15.8    $18.1

       Cost                  15.3      19.1     22.6      27.8     29.5

    TRANSMISSION

       Cost                   8.7      13.9     15.3      17.3     17.8

    CORPORATE                72.1     100.6    106.5     112.7    119.6

    TOTAL SYNERGIES         $97.6    $141.3   $155.9    $173.6   $185.0

                      -------------------------------------
                      Expect to realize incremental savings
                      -------------------------------------

6-9% OF COMBINED NON-FUEL O&M. . .
================================================================================


             [ Graph - Bar Chart depicting pretax cost synergies and
                     revenue enhancements from 2001 to 2004]

                                 2001       2002       2003       2004
                                 ----       ----       ----       ----

    Cost savings % of Pro Forma   5.8%       8.1%       8.6%       9.4%
    Combined Non-Fuel O&M

    Cost savings % of Columbia    9.6%       13.2%     14.2%      15.6%
    Non-Fuel O&M

MINIMIZING RISK. . .
================================================================================


   o    Stock Election

        --   Focused on retail shareholders (20% of Columbia shareholder base)
        --   Provides tax free exchange
        --   Significant dividend accretion
        --   Institutional interest exceeds initial expectations

   o    Minimal Regulatory Risk

        --   Columbia management incentivized to proactively spearhead
             the transition process
        --   Dominion/CNG completed in 8-1/2 months
        --   Low rates, strong regulatory settlements, existing customer choice and open access programs minimize state regulatory pressures

   o    Pro Forma Credit Profile - similar to Dominion/CNG

        --   Intend to proactively manage interest rate exposure
        --   Lower business risk profile
        --   Approximately 90% of EBIT from regulated businesses

                                 [NISOURCE LOGO]

                          [COLUMBIA ENERGY GROUP LOGO]

                              Oliver G. Richard III
                           Chairman, President and CEO
                              Columbia Energy Group

Today's Focus
================================================================================


     o    Approvals required to close

     o    Running the company in the interim

APPROVAL TIMETABLE - Tracks NI/Bay State and D/CNG timetable

==============================================================================================================================
------------------------------------------------------------------------------------------------------------------------------
Year 2000             March          April          May          June         July          Aug.         Sept.       4th Qtr.
------------------------------------------------------------------------------------------------------------------------------

Shareholder                         Proxy                       Special
Approval                            Filed                         Mtg
                                    4/21                        NI 6/1
                                                                CG 6/2
------------------------------------------------------------------------------------------------------------------------------
State Filings       PA Filed       VA Filed      KY Filing                                               All
Proceedings           3/30          4/3                                                                 Approve
                                   ME Filed
                                    4/10
                                   NH Filed
                                    4/12
------------------------------------------------------------------------------------------------------------------------------
FERC                               Filed 4/10                                             Approve
------------------------------------------------------------------------------------------------------------------------------
Hart-Scott                                                                  Filing        Approve
Rodino
------------------------------------------------------------------------------------------------------------------------------
SEC                                 1935 Act                                                                        Approve
                                   Filed 4/14
------------------------------------------------------------------------------------------------------------------------------

Approval Progress - On track for year-end close
==============================================================================================================================
------------------------------------------------------------------------------------------------------------------------------
Year 2000             March          April          May          June         July          Aug.         Sept.       4th Qtr.
------------------------------------------------------------------------------------------------------------------------------

Shareholder                         Proxy                       Special
Approval                            Filed                         Mtg
                                    4/21                        NI 6/1
                                                                CG 6/2
------------------------------------------------------------------------------------------------------------------------------
State Filings       PA Filed       VA Filed      KY Filing                                               All
Proceedings           3/30          4/3                                                                 Approve
                                   ME Filed
                                    4/10
                                   NH Filed
                                    4/12
------------------------------------------------------------------------------------------------------------------------------
FERC                               Filed 4/10                                             Approve
------------------------------------------------------------------------------------------------------------------------------
Hart-Scott                                                                  Filing        Approve
Rodino
------------------------------------------------------------------------------------------------------------------------------
SEC                                 1935 Act                                                                        Approve
                                   Filed 4/14
------------------------------------------------------------------------------------------------------------------------------

Maintaining Our Focus -
First Quarter 2000 Results
================================================================================


                                        Period-to-period Improvement from
                                         Recurring Continuing Operations
--------------------------------------------------------------------------------
Operating Income                           $31.4 million       UP 12.5%

Net Income                                  $9.9 million       UP 7.08%

Earnings Per Share                                 $0.16       UP 9.60%
--------------------------------------------------------------------------------

Includes impact of weather that was 8% warmer than prior year
Excludes one-time gain from 1999 producer settlement

                  Columbia's Management Delivers Superior Value
================================================================================

       [CHART SHOWING MOVEMENTS OF (A) COLUMBIA'S COMMON STOCK MARKET PRICES, (B) S&P 500 INDEX, AND (C) S&P NATURAL GAS INDEX OVER THE PERIOD FROM MARCH 1995 TO MARCH 2000]

A Commitment To Continuing Value
================================================================================

[Graph depicting year-end closing price for 1995-2000]

5-yr. price appreciation = 148%

                                           Year-end
                                         closing price

                    12/95.............       29.25

                    12/96.............       42.42

                    12/97.............       52.38

                    12/98.............       57.75

                    12/99.............       63.25

                    12/00.............       72.60

                                 [NISOURCE LOGO]


                          [COLUMBIA ENERGY GROUP LOGO]


                      Columbia Gas Transmission Corporation
                       Columbia Gulf Transmission Company

     Operating Income
     Track Record Strong
================================================================================

                                                  One-time
                                     Normalized     items       Total
                                     ----------     -----       -----
                                                ($ Millions)

          1996.....................    $243

          1997.....................    $281

          1998.....................    $307          $19        $326

          1999.....................    $314          $36        $350

     Cost Reduction Targets Achievable
================================================================================

o    Voluntary Incentive Retirement Program

     --   Almost 500 out of 2,300 (TCO) elected

o    42% reduction in management staff

o    $30 million of cost savings by 2001

o    Additional $3-10 million of savings from new work practices

     ROIC Moves to Top Quartile
================================================================================


                    Normalized

                    1996...............    13.9%

                    1997...............    17.4%

                    1998...............    17.2%

                    1999...............    17.5%

Platform for Growth
================================================================================



                            [MARKET EXPANSION LOGO]

                            [VOLUNTEER PIPELINE LOGO]

                           [MILLENNIUM PIPELINE LOGO]

                        [COLUMBIA GULF MAINLINE '99 LOGO]

                             [SUNSTAR PIPELINE LOGO]

MILLENNIUM PIPELINE LOGO
================================================================================

                                        o    Project sponsors:
                                             Columbia (47.5%)
                                             TCPL (21%)
                                             Westcoast (21%) and
                                             MCN (10.5%)
[MAP OF MILLENNIUM PIPELINE]
                                        o    700 Mmcf/d, low-cost
                                             expandability

                                        o    422 miles from Lake Erie

                                        o    $650 million investment

     Millennium Advantages
================================================================================

     o    Problematic Independence certificate

     o Vector moves Millennium pricing point to Dawn creating pricing advantage

     o    Only 7 percent of Millennium right-of-way is green field

     o    300 Mmcf/d interconnect with 1200 MW Bowline facility

Realistic Combined Cycle Power
Generation Growth of 1.2 Bcf/d
================================================================================


         [MAP SHOWING MILLENNIUM PIPELINE, TIOGA STORAGE, BOWLINE, COLUMBIA STORAGE FIELDS, AND NUMBER, CAPACITY AND VOLUME OF DEVELOPERS]

Power Market Growth for
Columbia Gulf, Volunteer
================================================================================


         [MAP SHOWING EGAN STORAGE, COLUMBIA GULF, PROPOSED VOLUNTEER PIPELINE ROUTE AND MIDWESTERN GAS]

Supply Driven Growth in Gulf
================================================================================


                                             SunStar

                                             o    Deepwater/Liquids
                                                  play
[MAP SHOWING TARGET SUPPLY AREA IN
GULF OF MEXICO AND COLUMBIA GULF             o    Partnership with
PIPELINE]                                         major producer

                                             o    Phased project --
                                                  up to 600 Mdth/d

                                             o    Timeframe: late
                                                  2001/early 2002

Growth in OH Valley/Storage Play
Creates Synergies with NiSource
================================================================================


         [MAP SHOWING NISOURCE GAS DISTRIBUTION SERVICE TERRITORY, PEAKING PLANTS, CROSSROADS, COLUMBIA GAS TRANSMISSION,
         COLUMBIA STORAGE FIELDS AND TIOGA STORAGE]

Transmission Segment Outlook
================================================================================

     o    Strategically located assets

     o    Aggressive cost efficiencies

     o    Strong demand for products/services

     o    Creating new business opportunities in growth markets

Platform for NEW Growth
================================================================================

[GRAPHIC OMITTED]
                                                  COLUMBIA TRANSCOM

     Leveraging Existing Asset Base Into
     Knowledge-Based Business With High Returns
================================================================================

o    Columbia's pipeline footprint connects key population and business centers

          --Access to 23 million people

          --29% of nation's telecom traffic

o    Customer interest high

o    1,830-mile Mid-Atlantic network

                                       [MAP SHOWING COLUMBIA'S PIPELINE NETWORK]

Status of DC to NYC Build
================================================================================

     o    70+% of fibers under contract

     o    Only 1 of 4 conduits used

     o    In-service scheduled for June 30, 2000

     o    Unregulated operating income of $8 million by 2001

     o    Up-front payments from customers return capital by 6/2001

Transcom Summary
================================================================================

     o    Leveraging strategically located ROW

     o Business fits NiSource strategy to leverage existing asset base into knowledge-based businesses with high returns

     o    Unregulated earnings platform

     o    Capex returned quickly

     o    Significant growth potential

                                 [NISOURCE LOGO]


                          [COLUMBIA ENERGY GROUP LOGO]


                              Columbia Energy Group
                           Gas Distribution Companies

     Columbia Distribution
================================================================================


o    32,000 miles of pipeline

o    2.1 million customers

o    525 Bcf of deliveries

                                    [MAP SHOWING COLUMBIA DISTRIBUTION COVERAGE]

Summary Results
================================================================================

                                      Mid 90s          1999       2000E
                                      -------          ----       -----

O&M Expense                           $ 445           $ 410       $ 370*

Capital Expendituress                 $ 152           $ 145       $ 136

Employees                             5,000           3,900       3,200

Gas supply revenue                    $   0           $  71       $  71

Cash Flow                             $ (25)          $  60       $  75

ROIC                                  12.5%           17.5%       17.5%


Note:  Dollar amounts in millions.  *Excludes one-time charges

Distribution Objectives
================================================================================

            Financial                           Operational
            ---------                           -----------

o 6 - 8 % Operating Income growth       o CHOICE/revenue growth

o Top Quartile returns                  o 95% customer satisfaction

o Significant cash flow generation      o Positive external relationships

Operating Income
================================================================================


         [GRAPH SHOWING OPERATING INCOME IN 1997, 1998 AND 1999, AND PROJECTED ANNUAL GROWTH IN 2000 AND 2001]

Gas Management Revenues
================================================================================


         [GRAPH SHOWING GAS MANAGEMENT REVENUES IN 1995, 1996, 1997, 1998, 1999 AND PROJECTED GROWTH IN 2000-2004]

Key Initiatives
================================================================================

     o    Centralization of support activities

     o    Leveraged procurement

     o    Commitment to Excellence:

               --  Strategic use of technology

               --  Virtual workforce structure

               --  Consolidation of field operations

Impact of Initiatives
================================================================================


                                        December 1999       December 2000
                                        -------------       -------------

Employee Count....................          3,900                3,200

O&M Expense.......................         $ 410M               $ 370M

Raising the Bar...
================================================================================


        [GRAPH SHOWING CAPITAL PER CUSTOMER IN 1999, 2000, 2001 AND 2002]

Raising the Bar...
================================================================================


          [GRAPH SHOWING O&M PER CUSTOMER IN 1999, 2000, 2001 AND 2002]

Raising the Bar...
================================================================================


                [GRAPH SHOWING ROIC IN 1999, 2000, 2001 AND 2002]

OPTIONALITY - NISOURCE
================================================================================


   o    OPTIONALITY DEFINED

        -- Value Derived From Ownership/Control of an Asset by Having the Right to Employ That Asset in Advantageous Market Environments.

   o    WHAT IS THE VALUE TO NISOURCE?

        --    Asset Ownership/Control

              *    Legacy Obligations

        --    Market Approach

             *    Enterprise Opportunities

OPTIONALITY - NISOURCE
================================================================================


   o    ASSESS

        --   Capability of Asset

        --   Type of Asset

        --   Adaptability

   o    VALUE

        --   Market/Demand

        --   Cost Basis

        --   Timing

   o    DECISIONS

        --   Trade, Market, Buy, Sell, Hold

OPTIONALITY - NISOURCE
Locational Edges
================================================================================


   o    Move Natural Gas From Chicago Market to the East

   o    700 Bcf of Midwest Market Storage

   o    Monetize the Volatility of Regional Electric Markets

OPTIONALITY - NISOURCE
Locational Edges
================================================================================


          [GRAPH - Depicting northeastern quarter of the United States including different markets served]

OPTIONALITY - NISOURCE
================================================================================


                     [GRAPH depicting different options uses
                        available to market area storage]

OPTIONALITY
================================================================================


                 [BAR GRAPH of Primary Energy Inc. MW generation and income after taxes for years 1996 to 2003]

NATURAL GAS - FUELING THE FUTURE
================================================================================


      [PHOTOGRAPH - of Natural Gas Microturbine on roof of Walgreens store]

                                         Natural Gas Microturbine Combined
                                         Heat and Power


                                      [PHOTOGRAPH - of man in laboratory working with a fuel cell]

      Fuel Cell

CREATING VALUE. . .
================================================================================


                    . . . With Lower Risks and Higher Returns


   o    Regulated Businesses

        --   Positive regulatory relationships

        --   Aggressive cost efficiencies

        --   Pursue incentive opportunities

   o    Related Diversification

        -- Leverage existing asset base into knowledge based businesses with high returns

        --   Integrating existing businesses into growth markets

   o    Creating New Business Opportunities in Growth Markets

        --   Asset Optionality

        --   Distributed Generation

   o    Maintain strong financial profile:  Solid investment grade ratings

THE PREMIER COMPETITOR. . .
================================================================================


              [Graph - Map depicting certain operations of various
             NiSource and Columbia entities in the Energy Corridor]

[NISOURCE LOGO]

                             [COLUMBIA ENERGY LOGO]

                      CREATING VALUE IN THE ENERGY CORRIDOR

                                 April 26, 2000

        These materials contain forward-looking statements as defined in
          Section 21E of the Securities Exchange Act of 1934, including statements about future business operations and financial performance.
      These statements involve risks and uncertainties inherent in business forecasts, and actual results could differ materially from those indicated in these statements. A number of these risks and uncertainties are discussed in NiSource/Columbia Form 10-Q Quarterly
            Report filed with the Securities and Exchange Commission.

        These materials contain forward-looking statements as defined in
          Section 21E of the Securities Exchange Act of 1934, including statements about future business operations and financial performance.
      These statements involve risks and uncertainties inherent in business forecasts, and actual results could differ materially from those indicated in these statements. A number of these risks and uncertainties are discussed in NiSource's and Columbia
        Energy Group's respective Form 10-Q Quarterly Reports filed with the Securities and Exchange Commission.

                                 SEC INFORMATION

         NiSource and the new holding company formed in connection with the Columbia merger have filed a registration statement, which contains a joint proxy statement/prospectus of NiSource and Columbia and other documents, with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, from NiSource at its web site, www.nisource.com, or from Columbia at its web site, www.columbiaenergygroup.com.

         Information concerning the identity of the participants in the solicitation of proxies by the NiSource Inc. and Columbia Energy Group boards of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of NiSource Inc., or the Secretary of Columbia Energy Group, as the case may be, at the web addresses listed above.